Alliant Energy
Corporate Headquarters
4902 North Biltmore Lane
P.O. Box 77007
Madison, WI 53707-1007
www.alliantenergy.com

News Release

FOR IMMEDIATE RELEASE	Media Contact: Scott Smith (608) 458-3924
Investor Relations Contact: Becky Johnson (608) 458-3267

ALLIANT ENERGY ANNOUNCES DEVELOPMENTS REGARDING INTERNATIONAL INVESTMENTS
Company expects to incur material non-cash asset valuation charge in second quarter for its Brazil investments

Madison, Wis. – July 13, 2005 – Alliant Energy Corporation (NYSE: LNT) (the “Company”) announced today the following developments regarding its international investments as well as actions taken at, or to be taken as a result of, its annual strategic planning conference with its Board of Directors (“Board”):

Brazil – Alliant Energy is in the process of analyzing the fair market value of its Brazil investments as of June 30, 2005. Alliant Energy expects to incur a non-cash pre-tax asset valuation charge of $50-100 million in the second quarter of 2005 related to its Brazil investments, based on preliminary information currently available. Such information includes updated market and other information the Company received from its financial advisor and its Brazilian partners in the second quarter of 2005 as well as the discussions management held with its Board regarding the various strategic alternatives related to the Company’s Brazil investments. The non-cash charge will be a component of Alliant Energy’s results from continuing operations.

The carrying value of the Company’s Brazil investments was approximately US$325 million as of March 31, 2005. Such carrying value is net of approximately US$140 million of pre-tax foreign currency translation losses which are recorded in accumulated other comprehensive loss on the Company’s balance sheet. The charge is based on a valuation of the business in local currencies based on the applicable accounting rules. The non-cash pre-tax valuation charge does not reflect the aforementioned foreign currency translation losses. The Company continues to evaluate the options available to it concerning its Brazil investments.

Mexico — Alliant Energy’s Board approved the divestiture of its Laguna del Mar investment, the carrying value of which was approximately US$85 million as of March 31, 2005. Alliant Energy currently anticipates completing this divestiture by the end of 2006 and expects to reclassify the accounting for this investment as discontinued operations in the second half of 2005. Alliant Energy expects to use the proceeds from the divestiture for debt reduction at Alliant Energy Resources, Inc., the parent company of its non-regulated businesses.

New Zealand – Alliant Energy continues to evaluate the various alternatives to monetize its New Zealand investments. The Company’s New Zealand investments had a fair market value, based solely on trading prices and exchange rates at June 30, 2005, of approximately US$340 million and a carrying value of approximately US$118 million as of March 31, 2005.

China – Alliant Energy continues to focus on the execution of its divestiture plan for its China investments, as well as finalizing the updated valuations for such investments as of June 30, 2005, as described further in a news release issued by the Company on July 5, 2005.

Earnings Guidance — As a result of the recent developments with respect to its Brazil, China and Mexico investments, the Company has withdrawn its 2005 guidance for its non-regulated business. The Company will disclose the actual non-cash asset valuation charges it expects to incur in the second quarter of 2005 related to its Brazil and China investments once such amounts are known. The Company expects to update its earnings guidance for its non-regulated business when it announces its earnings for the second quarter of 2005, currently scheduled to occur on August 5, 2005. The Company’s guidance for earnings from continuing operations from its domestic utility business remains unchanged at $1.80-2.00 per share.

“We continue to review the alternatives available to us concerning our international investments and our decisions to divest both our China and Mexico assets are a consequence of that review,” stated Bill Harvey, Alliant Energy’s President and Chief Executive Officer. “We remain focused on assessing alternatives available to us related to our Brazil investments and how we can best derive value from such investments.”

This press release includes forward-looking statements. These forward-looking statements can be identified as such because the statements include words such as “expects” or “estimates” or other words of similar import. Similarly, statements that describe future financial performance or plans or strategies are also forward-looking statements. Such statements are subject to certain risks and uncertainties that could cause actual results to differ materially from those currently anticipated. Actual results could be affected by such factors as: weather conditions; economic and political conditions in the domestic and international service territories; federal, state and international regulatory or governmental actions, including the impact of potential energy-related legislation in Congress and federal tax legislation; the ability to obtain adequate and timely rate relief to allow for, among other things, the recovery of operating costs, the earning of reasonable rates of return and the payment of expected levels of dividends; unanticipated construction and acquisition expenditures; unanticipated issues in connection with Alliant Energy’s construction of new generating facilities; issues related to the supply of purchased electricity and price thereof, including the ability to recover purchased power and fuel costs through domestic and international rates; issues related to electric transmission, including recovery of costs incurred, and federal legislation and regulation affecting such transmission; risks related to the operations of Alliant Energy’s nuclear facility and unanticipated issues relating to the anticipated sale of Alliant Energy’s interest in the Duane Arnold nuclear facility; costs associated with Alliant Energy’s environmental remediation efforts and with environmental compliance generally; developments that adversely impact Alliant Energy’s ability to implement its strategic plan, including its ability to complete its proposed divestitures of various businesses and investments including, but not limited to, China and Mexico, in a timely fashion and for its anticipated proceeds; success of Alliant Energy’s continuing cost controls and operational efficiency efforts; no additional material declines in the fair market value of, or expected cash flows from, Alliant Energy’s investments; the amount of premiums incurred in connection with Alliant Energy’s planned debt reductions; fluctuations in foreign exchange rates; Alliant Energy’s ability to successfully complete ongoing tax audits and appeals with no material impact on Alliant Energy’s earnings and cash flows; Alliant Energy’s ability to identify and successfully complete potential acquisitions and development projects; access to technological developments; employee workforce factors, including changes in key executives, collective bargaining agreements or work stoppages; continued access to the capital markets; the ability of Alliant Energy’s China and Mexico assets and investments to meet the tests for discontinued operations pursuant to the applicable generally accepted accounting principles; and inflation rates. These factors should be considered when evaluating the forward-looking statements and undue reliance should not be placed on such statements. Without limitation, the expectations with respect to projected earnings in this news release are forward-looking statements and are based in part on certain assumptions made by Alliant Energy, some of which are referred to in the forward-looking statements. Alliant Energy cannot provide any assurance that the assumptions referred to in the forward-looking statements or otherwise are accurate or will prove to be correct. Any assumptions that are inaccurate or do not prove to be correct could have a material adverse effect on Alliant Energy’s ability to achieve the estimates or other targets included in the forward-looking statements. The forward-looking statements included herein are made as of the date hereof and Alliant Energy undertakes no obligation to update publicly such statements to reflect subsequent events or circumstances.

Alliant Energy Corporation is an energy-services provider with subsidiaries serving more than three million customers. Providing its customers in the Midwest with regulated electricity and natural gas service remains the company’s primary focus. Alliant Energy’s utility subsidiaries, Interstate Power and Light and Wisconsin Power and Light, serve 982,000 electric and 416,000 natural gas customers. Other businesses include the international energy market and non-regulated domestic generation. Alliant Energy, headquartered in Madison, Wis., is a Fortune 1000 company traded on the New York Stock Exchange under the symbol LNT. For more information, visit the company’s Web site at www.alliantenergy.com.

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